UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2019

SANARA MEDTECH INC.

(Exact name of registrant as specified in its charter)

Texas	000-11808	59-2219994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Summit Avenue, Suite 414 Fort Worth, Texas	76102
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (817)-529-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 29, 2019, the Board of Directors (the “Board”) of Sanara MedTech Inc. (the “Company”) voted to expand the size of the Board from four to six persons and elected Dr. Kenneth Thorpe and Ms. Ann Beal Salamone to the Company’s Board.

Kenneth E. Thorpe, Ph.D., is the Robert W. Woodruff Professor and Chair of the Department of Health Policy & Management in the Rollins School of Public Health of Emory University in Atlanta, Georgia. Dr. Thorpe previously held health policy professorships at Tulane University, the University of North Carolina at Chapel Hill, Harvard University School of Public Health, and Columbia University. Dr. Thorpe was Deputy Assistant Secretary for Health Policy in the U.S. Department of Health and Human Services from 1993 to 1995 during the Clinton Administration.

Ann Beal Salamone, M.S. is Co-Founder and Chairman of Rochal Industries, LLC (“Rochal”). She is one of the principal inventors of Rochal’s liquid bandages, antimicrobial compositions and skin regeneration products for burn and wound treatment. She has developed products for electronics, water purification, personal care and healthcare and has invested in and served on the boards for several entrepreneurial companies and has co-founded six companies. Ann is a member of the National Academy of Engineering and The Academy of Medicine, Engineering & Science of Texas (TAMEST).

As previously disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on July 12, 2019, the Company executed a license agreement with Rochal whereby Sanara MedTech Inc. acquired an exclusive world-wide license to market, sell and further develop antimicrobial products for the prevention and treatment of microbes on the human body utilizing certain Rochal patents and pending patent applications. The Company is currently examining the acquisition of additional licenses from Rochal related to skin protectant and wound care products.

The Company believes the addition of Dr. Thorpe and Ms.Salamone to its Board represents an important step in the Company’s growth plans. Dr. Thorpe’s deep understanding of healthcare policy and economics and Ms. Salamone's strong background in research/development and commercialization add key expertise in two important areas of the Company's business.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sanara MedTech Inc.

Date: September 5, 2019	By:	/s/ Michael D. McNeil
Name: Michael D. McNeil
Title: Chief Financial Officer